Exhibit 13(b)(2)

EXHIBIT A

INVESTOR A SHARES

Name of Fund	Service/Account Maintenance Fee	Distribution Fee
BlackRock Advantage Global Fund, Inc.	0.25%	None
BlackRock Advantage SMID Cap Fund, Inc.	0.25%	None
BlackRock Bond Fund, Inc.
BlackRock Sustainable Total Return Fund	0.25%	None
BlackRock Total Return Fund	0.25%	None
BlackRock California Municipal Series Trust
BlackRock California Municipal Opportunities Fund	0.25%	None
BlackRock Capital Appreciation Fund, Inc.	0.25%	None
BlackRock Emerging Markets Fund, Inc.	0.25%	None
BlackRock Equity Dividend Fund	0.25%	None
BlackRock EuroFund	0.25%	None
BlackRock Funds III
iShares MSCI Total International Index Fund	0.25%	None
iShares Russell 1000 Large-Cap Index Fund	0.25%	None
BlackRock LifePath® ESG Index Retirement Fund	0.25%	None
BlackRock LifePath® ESG Index 2025 Fund	0.25%	None
BlackRock LifePath® ESG Index 2030 Fund	0.25%	None
BlackRock LifePath® ESG Index 2035 Fund	0.25%	None
BlackRock LifePath® ESG Index 2040 Fund	0.25%	None
BlackRock LifePath® ESG Index 2045 Fund	0.25%	None
BlackRock LifePath® ESG Index 2050 Fund	0.25%	None
BlackRock LifePath® ESG Index 2055 Fund	0.25%	None
BlackRock LifePath® ESG Index 2060 Fund	0.25%	None
BlackRock LifePath® ESG Index 2065 Fund	0.25%	None
BlackRock LifePath® ESG Index 2070 Fund	0.25%	None
BlackRock LifePath® Index Retirement Fund	0.25%	None
BlackRock LifePath® Index 2025 Fund	0.25%	None
BlackRock LifePath® Index 2030 Fund	0.25%	None
BlackRock LifePath® Index 2035 Fund	0.25%	None
BlackRock LifePath® Index 2040 Fund	0.25%	None
BlackRock LifePath® Index 2045 Fund	0.25%	None
BlackRock LifePath® Index 2050 Fund	0.25%	None
BlackRock LifePath® Index 2055 Fund	0.25%	None
BlackRock LifePath® Index 2060 Fund	0.25%	None
BlackRock LifePath® Index 2065 Fund	0.25%	None
BlackRock LifePath® Index 2070 Fund	0.25%	None
BlackRock Funds VII, Inc.
BlackRock Sustainable Emerging Markets Equity Fund	0.25%	None
BlackRock Sustainable U.S. Value Equity Fund	0.25%	None
BlackRock Global Allocation Fund, Inc.	0.25%	None
BlackRock Index Funds, Inc.
iShares MSCI EAFE International Index Fund	0.25%	None
iShares Russell 2000 Small-Cap Index Fund	0.25%	None
BlackRock Large Cap Focus Growth Fund, Inc.	0.25%	None
BlackRock Large Cap Focus Value Fund, Inc.	0.25%	None

Name of Fund	Service/Account Maintenance Fee	Distribution Fee
BlackRock Large Cap Series Funds, Inc.
BlackRock Advantage Large Cap Core Fund	0.25%	None
BlackRock Advantage Large Cap Value Fund	0.25%	None
BlackRock Event Driven Equity Fund	0.25%	None
BlackRock Mid-Cap Value Series, Inc.
BlackRock Mid-Cap Value Fund	0.25%	None
BlackRock Multi-State Municipal Series Trust
BlackRock New Jersey Municipal Bond Fund	0.25%	None
BlackRock New York Municipal Opportunities Fund	0.25%	None
BlackRock Pennsylvania Municipal Bond Fund	0.25%	None
BlackRock Municipal Bond Fund, Inc.
BlackRock High Yield Municipal Fund	0.25%	None
BlackRock Impact Municipal Fund	0.25%	None
BlackRock National Municipal Fund	0.25%	None
BlackRock Short-Term Municipal Fund	0.25%	None
BlackRock Municipal Series Trust
BlackRock Strategic Municipal Opportunities Fund	0.25%	None
BlackRock Natural Resources Trust	0.25%	None
BlackRock Series, Inc.
BlackRock International Fund	0.25%	None
BlackRock Strategic Global Bond Fund, Inc.	0.25%	None
BlackRock Sustainable Balanced Fund, Inc.	0.25%	None
BlackRock Unconstrained Equity Fund	0.25%	None
Managed Account Series II
BlackRock U.S. Mortgage Portfolio	0.25%	None

Agreed to and accepted as of September 18, 2024.

EACH INVESTMENT COMPANY LISTED ABOVE ON BEHALF OF ITSELF AND ON BEHALF OF ITS FUNDS LISTED ABOVE

By:	/s/ John Perlowski

Name: John Perlowski

Title: President and Chief Executive Officer